EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141413 on Form S-8 of our report dated March 12, 2008 relating to (1) the consolidated financial statements of Techwell, Inc. and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and included an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective January 1, 2007 and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006), and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, appearing in the Annual Report on Form 10-K of Techwell, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 12, 2008